EXHIBIT 99.2

Vanguard Natural Resources, LLC and Subsidiaries

Unaudited Pro Forma Combined Financial Information

On December 31, 2010, Vanguard completed an acquisition pursuant to a purchase agreement with Denbury Resources Inc. ("Denbury"), Encore Partners GP Holdings LLC, Encore Partners LP Holdings LLC and Encore Operating, L.P. (collectively, the "Selling Parties" and, together with Denbury, the "Selling Parties") to acquire all of the member interests in Encore GP and 20,924,055 common units representing limited partner interests in Encore, representing, with the general partner interest owned by Encore GP consisting of 504,851 general partner units, a 46.7% aggregate equity interest in Encore (the "Encore Sponsor Interest Acquisition"). As consideration for the purchase, Vanguard paid $300.0 million in cash and issued 3,137,255 Vanguard common units, valued at approximately $93 million.

On July 11, 2011, Vanguard and Encore announced the execution of a definitive agreement that would result in a merger whereby Encore would become a wholly-owned subsidiary of VNG, through a unit-for-unit exchange (the "Merger"). Under the terms of the definitive merger agreement, Encore's public unitholders would receive 0.75 Vanguard common units in exchange for each Encore common unit they own at closing. The transaction would result in approximately 18.4 million additional common units being issued by Vanguard. The terms of the definitive merger agreement were unanimously approved by the members of the Encore Conflicts Committee, who negotiated the terms on behalf of Encore and is comprised solely of independent directors. The members of the Vanguard Conflicts Committee, which is also comprised solely of independent directors, negotiated the terms on behalf of Vanguard and also voted unanimously in favor of the Merger. The completion of the merger is subject to approval by a majority of the outstanding Encore common units. As of July 11, 2011,Vanguard's operating company, VNG, owns Encore's general partner and approximately 46.0% of the Encore outstanding common units and has also executed the definitive merger agreement between Vanguard and Encore. The completion of the merger is also subject to the approval of the issuance of additional Vanguard common units in connection with the merger by the affirmative vote of a majority of the votes cast by Vanguard unitholders.

On June 22, 2011, Vanguard and Encore entered into two Purchase and Sale Agreements to acquire producing oil and natural gas assets in the Permian Basin in West Texas (the "Purchased Assets") from an undisclosed seller ("the Permian Basin acquisition"). Vanguard and Encore each agreed to purchase 50% of the Purchased Assets for $42.5 million and each paid the seller a non-refundable deposit of $4.25 million. This acquisition was completed on July 29, 2011 for an aggregate adjusted purchase price of $81.4 million, subject to customary post-closing adjustments to be determined. The effective date of this acquisition is May 1, 2011. The purchase price was funded with borrowings under Vanguard's reserve-based credit facility.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Vanguard and Encore, adjusted to reflect the Merger of Vanguard and Encore and the Encore Sponsor Interest Acquisition, which includes the Vanguard common unit offering completed in October 2010, the issuance of Vanguard's common units to Denbury, and other financing transactions. In addition, Vanguard's historical balance sheet as of June 30, 2011 has been adjusted to include the pro forma effect of the Permian Basin acquisition as presented in Note 2 to the unaudited pro forma combined financial information. Vanguard's historical consolidated statement of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 have also been adjusted to give pro forma effect to the Parker Creek acquisition completed during May 2010 and the Permian Basin acquisition completed during July 2011 as presented in Notes 3 and 4 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements give effect to the events set forth below:
•	The December 2010 Encore Sponsor Interest Acquisition.
•	The issuance of approximately 18.4 million Vanguard common units to Encore's public unitholders in exchange for each Encore common unit they own at the closing of the Merger.
•	The elimination of transaction costs incurred in the Encore Sponsor Interest Acquisition.
•	The elimination of certain general and administrative expenses resulting from Encore not being a separate public company after the completion of the Merger.
•	Adjustments to conform the classification of revenues and expenses in Encore's historical statements of operations to Vanguard's classification of similar revenues and expenses.
•	Adjustments to conform Encore's historical accounting policies related to oil and natural gas properties from successful efforts to full cost accounting.
•	Adjustments to interest expense related to borrowings under Vanguard's term loan and reserve-based credit facility to fund the Encore Sponsor Interest Acquisition.
•	Adjustments for the Vanguard common units issued in the October 2010 equity offering and issued to Denbury in connection with the Encore Sponsor Interest Acquisition.
•	Vanguard's Permian Basin acquisition completed during July 2011 and the increase in borrowings under Vanguard's reserve-based credit facility to finance the acquisition.
•	Vanguard's Parker Creek acquisition completed during May 2010 and the effect of the related equity offering.
•	The elimination of a nonrecurring loss related to Vanguard's Parker Creek acquisition.

The unaudited pro forma combined balance sheet gives effect to the Merger and the Permian Basin acquisition as if they had occurred on June 30, 2011. The unaudited pro forma combined statements of operations combine the results of operations of Vanguard and Encore for the year ended December 31, 2010 and the six months ended June 30, 2011, as if the Merger, the Encore Sponsor Interest Acquisition, the Permian Basin acquisition completed during July 2011 and the Parker Creek acquisition completed during May 2010 (see Note 4) had occurred on January 1, 2010.

The unaudited pro forma combined financial information should be read in conjunction with Encore's and Vanguard's Forms 10-K for the year ended December 31, 2010 and Encore's and Vanguard's Forms 10-Q for the quarter ended June 30, 2011.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that Vanguard would have reported had the Merger, the Encore Sponsor Interest Acquisition, the Permian Basin acquisition and the Parker Creek acquisition been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of Vanguard's future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined
 Balance Sheet as of June 30, 2011
(In thousands)

	Vanguard historical	Pro forma adjustments Permian Basin Acquisition (Note 2)		Vanguard pro forma	Pro forma adjustments Encore merger (Note 2)		Vanguard pro forma combined
Current assets
Cash and cash equivalents	$5,460	$66,000	(a)
		9,965	(a)
		(81,425	)(b)	$—	$—		$—
Trade accounts receivables, net	37,664	—		37,664	—		37,664
Derivative assets	6,146	—		6,146	—		6,146
Other current assets	1,681	562	(b)	2,243	—		2,243
Total current assets	50,951	(4,898)		46,053			46,053
Oil and natural gas properties, at cost	1,327,202	84,579	(b)	1,411,781	—		1,411,781
Accumulated depletion, amortization and accretion	(289,444)	—		(289,444)	—		(289,444)
Oil and natural gas properties evaluated, net (see Note 1)	1,037,758	84,579		1,122,337	—		1,122,337
Other assets
Goodwill	420,955	—		420,955	—		420,955
Other intangible assets, net	8,927	—		8,927	—		8,927
Deferred financing costs	3,772	—		3,772	—		3,772
Other assets	12,952	—		12,952	—		12,952
Total assets	$1,535,315	$79,681		$1,614,996	$—		$1,614,996
Liabilities and members' equity
Current liabilities
Accounts payable:
Trade	$2,524	$9,965	(a)	$12,489	$—		$12,489
Affiliate	1,402	—		1,402	—		1,402
Accrued liabilities:
Lease operating	5,718	—		5,718	—		5,718
Developmental capital	1,395	—		1,395	—		1,395
Interest	509	—		509	—		509
Production taxes and marketing	13,480	409	(b)	13,889	—		13,889
Derivative liabilities	11,935	—		11,935	—		11,935
Deferred swap premium liability	1,127	—		1,127	—		1,127
Oil and natural gas revenue payable	973	—		973	—		973
Other	4,228	—		4,228	—		4,228
Current portion, long-term debt	405,000	—		405,000	—		405,000
Total current liabilities	448,291	10,374		458,665	—		458,665
Long-term debt	185,000	66,000	(a)	251,000	—		251,000
Derivative liabilities	55,684	—		55,684	—		55,684
Asset retirement obligations	29,992	3,964	(b)	33,956	—		33,956
Other long-term liabilities	847	—		847	—		847
Total liabilities	719,814	80,338		800,152	—		800,152
Members' equity
Members' capital	287,329	(481	)(b)	286,848	524,704	(c)	811,552
Class B units	4,691	—		4,691	—		4,691
Accumulated other comprehensive loss	(1,399)	—		(1,399)	—		(1,399)
Total Vanguard members' equity	290,621	(481	)(b)	290,140	524,704		814,844
Non-controlling interest	524,880	(176	)(b)	524,704	(524,704	)(c)	—
Total members' equity	815,501	(657	)(b)	814,844	—		814,844
Total liabilities and members' equity	$1,535,315	$79,681		$1,614,996	$—		$1,614,996

Unaudited Pro Forma Combined
 Statement of Operations
 for the Six Months Ended June 30, 2011

	Vanguard historical	Pro forma adjustments Permian Basin Acquisition (Note 3)		Vanguard pro forma	Pro forma adjustments Encore merger (Note 3)		Vanguard pro forma combined
		(In thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$152,410	$9,385	(a)	$161,795	$—		$161,795
Loss on commodity cash flow hedges	(1,672)	—		(1,672)	—		(1,672)
Realized gain on other commodity derivative contracts	2,572	—		2,572	—		2,572
Unrealized loss on other commodity derivative contracts	(41,014)	—		(41,014)	—		(41,014)
Total revenues	112,296	9,385		121,681	—		121,681
Costs and Expenses
Production:
Lease operating expenses	28,567	3,052	(b)	31,619	—		31, 619
Production and other taxes	13,626	—		13,626	—		13,626
Depreciation, depletion, amortization and accretion	41,378	2,873	(c)	44,251	—		44,251
Selling, general and administrative expenses	11,107	—		11,107	(869	)(e)	10,238
Total costs and expenses	94,678	5,925		100,603	(869)		99,734
Income from operations	17,618	3,460		21,078	869		21,947
Other income and (expense)	—	—		—	—		—
Interest expense	(13,628)	(950	)(d)	(14,578)	—		(14,578)
Realized loss on interest rate derivative contracts	(1,505)	—		(1,505)	—		(1,505)
Unrealized gain on interest rate derivative contracts	299	—		299	—		299
Loss on acquisition of oil and natural gas properties	(870)	—		(870)	—		(870)
Other income	6	—		6	—		6
Total other expense	(15,698)	(950)		(16,648)	—		(16,648)
Net income	1,920	2,510		4,430	869		5,299
Net income attributable to non-controlling interest	533	670		1,203	(1,203	)(f)	—
Net income attributable to Vanguard unitholders	$1,387	$1,840		$3,227	$2,072		$5,299
Net income per Common and Class B unit
Basic & diluted	$0.05			$0.11			$0.11
Weighted average units outstanding
Common units – basic	29,768	—		29,768	18,424	(g)	48,192
Common units – diluted	29,834	—		29,834	18,424	(g)	48,258
Class B units – basic & diluted	420	—		420	—		420

Unaudited Pro Forma Combined
 Statement of Operations
 for the Year Ended December 31, 2010

	Vanguard pro forma (Note 4)	Encore historical	Pro forma reclassification adjustments (Note 3)		Pro forma adjustments (Note 3)		Vanguard pro forma combined
	(In thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$109,356	$—	$183,476	(h)	$—
			269	(i)	—		$293,101
Loss on commodity cash flow hedges	(2,832)	—	—		—		(2,832)
Realized gain on other commodity derivative contracts	24,774	—	11,946	(n)	—
			(9,816	)(r)	—		26,904
Unrealized loss on other commodity derivative contracts	(14,145)	—	(26,087	)(n)	—
			9,816	(r)	—		(30,416)
Oil revenue	—	155,367	(155,367	)(h)	—		—
Natural gas revenue	—	28,109	(28,109	)(h)	—		—
Marketing revenue	—	269	(269	)(i)	—		—
Total revenues	117,153	183,745	(14,141)		—		286,757
Costs and Expenses
Lease operating expenses	25,099	43,021	1,336	(l)	—
			(2,036	)(k)	—
			124	(i)	—		67,544
Depreciation, depletion, amortization and accretion	29,344	50,580	—		11,086	(t)	91,010
Production, ad valorem and severance taxes	—	18,221	(16,761	)(j)	—
			(1,336	)(l)	—
			(124	)(i)	—		—
Selling, general and administrative expenses	10,134	12,398	(13	)(m)	(934	)(v)
					(3,853	)(w)	17,732
Production and other taxes	6,840	—	16,761	(j)	—
			2,036	(k)	—
			13	(m)	—
			(70	)(p)	—
			70	(p)	—		25,650
Derivative fair value loss	—	14,146	(14,146	)(n)	—		—
Exploration	—	194	—		(194	)(s)	—
Total costs and expenses	71,417	138,560	(14,146)		6,105		201,936
Income from operations	45,736	45,185	5		(6,105)		84,821
Other income and (expense)
Interest income	1		12	(o)	—		13
Interest expense	(8,069)	(13,171)	3,918	(q)	(12,850	)(u)	(30,172)
Realized loss on interest rate derivative contracts	(1,799)	—	(3,918	)(q)	—		(5,717)
Unrealized gain on interest rate derivative contracts	(349)	—	(5	)(n)	—		(354)
Other income	—	56	(12	)(o)	—		44
Total other income (expense)	(10,216)	(13,115)	(5)		(12,850)		(36,186)
Current income tax benefit (provision)	—	(70)	70	(p)	—		—
Deferred income tax benefit (provision)	—	70	(70	)(p)	—		—
Total income taxes	—	—	—		—		—
Net income	$35,520	$32,070	$—		$(18,955)		$48,635
Net income per Common and Class B unit
Basic	$1.54						$1.01
Diluted	$1.53						$1.01
Weighted average units outstanding
Common units – basic	22,720				25,152	(x)	47,872
Common units – diluted	22,758				25,152	(x)	47,910
Class B units – basic & diluted	420						420

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

Note 1 Basis of Presentation

On December 31, 2010, Vanguard completed the Encore Sponsor Interest Acquisition, whereby Vanguard acquired all of the member interest in Encore GP (which owns 504,851 general partner units in Encore) and 20,924,055 common units representing limited partner interests in Encore, representing, together with the general partner units, a 46.7% aggregate equity interest in Encore. As consideration for the purchase, Vanguard paid $300.0 million in cash and issued 3,137,255 Vanguard common units, valued at approximately $93 million.

On July 11, 2011, Vanguard and Encore announced the execution of a definitive merger agreement that would result in a merger whereby Encore would become a wholly-owned subsidiary of VNG, through a unit-for-unit exchange. Under the terms of the definitive merger agreement, Encore's public unitholders would receive 0.75 Vanguard common units in exchange for each Encore common unit they own at closing. The transaction would result in approximately 18.4 million additional common units being issued by Vanguard. The terms of the definitive merger agreement were unanimously approved by the members of the Encore Conflicts Committee, who negotiated the terms on behalf of Encore and is comprised solely of independent directors. The members of the Vanguard Conflicts Committee, which is also comprised solely of independent directors, negotiated the terms on behalf of Vanguard and also voted unanimously in favor of the Merger. The completion of the merger is subject to approval by a majority of the outstanding Encore common units. As of July 11, 2011, Vanguard's operating company, Vanguard Natural Gas, LLC, owns Encore's general partner and approximately 46% of the Encore outstanding common units and has also executed the definitive merger agreement between Vanguard and Encore. The completion of the merger is also subject to the approval of the issuance of additional Vanguard common units in connection with the merger by the affirmative vote of a majority of the votes cast by Vanguard unitholders.

On June 22, 2011, Vanguard and Encore entered into two Purchase and Sale Agreements to acquire producing oil and natural gas assets in the Permian Basin in West Texas (the "Purchased Assets") from an undisclosed seller ("the Permian Basin acquisition"). Vanguard and Encore each agreed to purchase 50% of the Purchased Assets for $42.5 million and each paid the seller a non-refundable deposit of $4.25 million. This acquisition was completed on July 29, 2011 for an aggregate adjusted purchase price of $81.4 million, subject to customary post-closing adjustments to be determined. The effective date of this acquisition is May 1, 2011. The purchase price was funded with borrowings under Vanguard's reserve-based credit facility.

The proposed Merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations — Overall — Changes in Parent's Ownership Interest in a Subsidiary, which is referred to as FASB ASC 810. Since Encore is a consolidated subsidiary of Vanguard, the changes in Vanguard's ownership interest in Encore will be accounted for as an equity transaction and no gain or loss will be recognized as a result of the Merger.

The accompanying unaudited pro forma combined balance sheet at June 30, 2011 has been prepared to give effect to the Merger and the Permian Basin acquisition, as if they had occurred on June 30, 2011 and the unaudited pro forma combined statements of operations have been prepared to give effect to the Merger and the Encore Sponsor Interest Acquisition, including the Vanguard common unit offering completed in October 2010, the issuance of Vanguard's common units to Denbury, and other financing transactions, as if they had occurred on January 1, 2010. Vanguard's unaudited pro forma statements of operations, which is included in the unaudited pro forma combined statements of operations, also includes the pro forma effects of the Permian Basin acquisition completed during July 2011 and Parker Creek acquisition completed during May 2010 and the related equity financings as if they had occurred on January 1, 2010. Vanguard's Permian Basin acquisition and Parker Creek acquisition are both unrelated to the Merger. The pro forma effects of the Permian Basin acquisition and Parker Creek acquisition are presented in Notes 2, 3 and 4 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information includes adjustments to conform Encore's accounting for oil and natural gas properties to the full cost method. Vanguard follows the full cost method of accounting for oil and natural gas properties while Encore follows the successful efforts method of accounting for oil and natural gas properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of Vanguard and Encore; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the Merger. Vanguard and Encore believe the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

Note 2 Unaudited Pro forma Combined Balance Sheet

Pro Forma Adjustment to the Unaudited Pro Forma Combined Balance Sheet

Adjustments (a) – (b) to the unaudited pro forma combined balance sheet as of June 30, 2011 are to reflect Vanguard's Permian Basin acquisition completed on July 29, 2011 as follows:

(a)	To record the financing of the acquisition with borrowings under the Company's reserve-based credit facility and to reclassify negative cash to current liabilities.

(b)
To record the acquisition of certain producing oil and natural gas properties, oil inventory ($0.6 million asset), accrued ad valorem taxes ($0.4 million liability) and asset retirement obligation ($4.0 million liability) associated with the oil and natural gas properties acquired.

Total cash consideration was $81.4 million. The measurement of the fair value at acquisition date of the assets acquired as compared to the fair value of consideration transferred, adjusted for purchase price adjustments, resulted in goodwill of $0.7 million, calculated in the following table, which was immediately impaired and recorded as a loss. The loss resulted from the changes in oil and natural gas prices used to value the reserves.

Fair value of assets and liabilities acquired:	(in thousands)
Oil and natural gas properties	$84,579
Other assets	562
Accrued liability	(409)
Asset retirement obligations	(3,964)
Total fair value of assets and liabilities acquired	80,768
Fair value of consideration transferred	81,425
Loss on acquisition	$(657)

(c)
Adjustment to eliminate the non-controlling interests in Encore. As provided for in FASB ASC 810, the Merger is treated as an equity transaction, with no resulting gain or loss. Each Encore public unitholder will be issued 0.75 Vanguard common units for each Encore common unit held at closing. The number of Vanguard common units to be issued to effect the Merger is calculated as follows:

Encore common units held by public unitholders at June 30, 2011	24,565,529
Exchange ratio(1)	0.75
Vanguard common units to be issued to Encore public unitholders	18,424,147
(1)	Established in the Agreement and Plan of Merger dated July 10, 2011.

Note 3 Unaudited Pro Forma Combined Statements of Operations

The Encore Sponsor Interest Acquisition was accounted for under the acquisition method of accounting in accordance with ASC 805 relating to "Business Combinations". The acquisition method requires the assets and liabilities acquired to be recorded at their fair values at the date of acquisition. The estimate of fair values as of December 31, 2010 is as follows (in thousands):

Consideration and non-controlling interest
Cash payment to acquire Encore Interests	$300,000
Market value of Vanguard's common units issued to Denbury(1)	93,020
Market value of non-controlling interest of Encore(2)	548,662
Consideration and non-controlling interest of Encore	$941,682
Add: fair value of liabilities assumed
Accounts payable and accrued liabilities	$18,048
Oil and natural gas payable	1,730
Current derivative liabilities	11,122
Other current liabilities	1,228
Long-term debt	234,000
Asset retirement obligations	24,385
Long-term derivative liabilities	25,331
Long-term deferred tax liability	11
Amount attributable to liabilities assumed	$315,855

Less: fair value of assets acquired
Cash	$1,380
Trade and other receivables	22,795
Current derivative assets	10,196
Other current assets	470
Oil and natural gas properties – proved	786,524
Long-term derivative assets	5,486
Other long-term assets	9,731
Amount attributable to assets acquired	$836,582
Goodwill	$420,955

(1)
Approximately 3.1 million Vanguard common units at $29.65 per unit were issued to Denbury in the Encore Sponsor Interest Acquisition. The per unit price is the closing price of Vanguard's common units at December 31, 2010.

(2)
Represents approximate market value of the non-controlling interest of Encore (based on 24.4 million Encore common units outstanding as of December 31, 2010) at $22.47 per Encore common unit (closing price as of December 31, 2010).

The unaudited pro forma combined statement of operations for the six month period ended June 30, 2011 includes adjustments to reflect the following:

(a) Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Permian Basin acquisition completed during 2011.
(b) Represents the increase in lease operating expenses resulting from the Permian Basin acquisition completed during 2011.
(c) Represents the increase in depreciation, depletion, amortization and accretion resulting from the Permian Basin acquisition completed during 2011.
(d) Represents the pro forma interest expense related to borrowings under Vanguard's and Encore's credit facilities to fund the Permian Basin acquisition completed during 2011.
(e) Elimination of certain general and administrative expenses resulting from Encore not being a separate public company after the completion of the Merger, including director-related expenses, directors' and officers' liability insurance premiums, NYSE listing fees, SEC filing fees and costs incurred related to the merger.
(f) Elimination of the allocation of net income to non-controlling interest as a result of the Merger.
(g) Adjustment for the weighted average number of units from the issuance of approximately 18.4 million Vanguard common units under the terms of the Merger, whereby Encore's public unitholders will receive 0.75 Vanguard common units for each Encore common unit held at closing.

Adjustments (h) – (r) to the unaudited pro forma combined statement of operations for the year ended December 31, 2010 include reclassifications required to conform Encore's revenue and expense items to Vanguard's presentation as follows:

(h) Represents the reclassification of Encore's oil and natural gas product sales to conform to Vanguard's presentation.
(i) Represents the reclassification of marketing revenue and marketing expenses to conform to Vanguard's presentation.
(j) Represents the reclassification of production and severance taxes to "Production and other taxes" to conform to Vanguard's presentation.
(k) Represents the reclassification of ad valorem taxes to "Production and other taxes" to conform to Vanguard's presentation.
(l) Represents the reclassification of transportation costs to "Lease operating expenses" to conform to Vanguard's presentation.
(m) Represents the reclassification of annual income taxes to "Production and other taxes" to conform to Vanguard's presentation.
(n) Represents the reclassification of (1) settlements of oil and natural gas derivatives to "Realized gain on other commodity derivative contracts," (2) the change in fair value of oil and natural gas derivatives to "Unrealized loss on other commodity derivative contracts" and (3) the change in fair value of interest rate derivatives to "Unrealized loss on interest rate derivative contracts" to conform to Vanguard's presentation.
(o) Represents the reclassification of interest income to "Interest income" to conform to Vanguard's presentation.
(p) Represents the reclassification of current and deferred income tax benefit (provision) to "Production and other taxes" to conform to Vanguard's presentation.
(q) Represents the reclassification of settlements of interest rate derivatives to "Realized loss on interest rate derivative contracts" to conform to Vanguard's presentation.
(r) Represents the reclassification of amortization of premiums paid on derivative contracts to "Realized gain on other commodity derivative contracts" to conform to Vanguard's presentation.

Adjustments (s) – (x) to the unaudited pro forma combined statements of operations for the year ended December 31, 2010 are to reflect the Encore Sponsor Interest Acquisition and the conversion of Encore's method of accounting for oil and natural gas properties from the successful efforts method of accounting to the full cost method of accounting.

(s) Represents the capitalization of unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of oil and natural gas properties in accordance with the full cost method of accounting for oil and natural gas properties.
(t) Represents the change in depreciation, depletion and amortization primarily resulting from the pro forma calculation of the combined entity's depletion expense under the full cost method of accounting for oil and natural gas properties.
(u) Represents the adjustment to interest expense arising from the related borrowings under Vanguard's Term Loan and reserve-based credit facility to fund the Encore Sponsor Interest Acquisition.
(v) Represents the elimination of certain general and administrative expenses resulting from Encore not being a separate public company after the completion of the Merger, including director-related expenses, directors' and officers' liability insurance premiums, NYSE listing fees and SEC filing fees.
(w) Represents the elimination of transaction costs incurred in the Encore Sponsor Interest Acquisition.
(x) Represents the adjustment for the weighted average number of units from the issuance of approximately 18.4 million Vanguard common units under the terms of the Merger, whereby Encore's public unitholders will receive 0.75 Vanguard common units for each Encore common unit held at closing. The adjustment also includes the weighted average number of units from the issuance of 3.1 million Vanguard common units to Denbury in connection with Encore Sponsor Interest Acquisition in December 31, 2010 and the 4.6 million Vanguard common units issued in the October 2010 offering.

Note 4 Vanguard's Unaudited Pro Forma Consolidated Statement of Operations

On April 30, 2010, Vanguard entered into a definitive agreement with a private seller for the acquisition of certain oil and natural gas properties located in Mississippi, Texas and New Mexico. Vanguard refers to this acquisition as the "Parker Creek acquisition." The purchase price for said assets was $113.1 million with an effective date of May 1, 2010. Vanguard completed this acquisition on May 20, 2010. The adjusted purchase price of $114.3 million considered final purchase price adjustments of approximately $1.2 million. The purchase price was funded from the approximate $71.5 million in net proceeds from Vanguard's May 2010 equity offering and with borrowings under Vanguard's existing reserve-based credit facility. Vanguard's unaudited pro forma consolidated statement of operations included in the unaudited pro forma combined statement of operations give effect to the Parker Creek acquisition and the Permian Basin acquisition as if they had occurred on January 1, 2010.

Vanguard Unaudited Pro Forma
 Consolidated Statement of Operations
 for the Year Ended December 31, 2010

	Vanguard historical	Pro forma Adjustments		Vanguard pro forma
	(In thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$85,357	$6,478	(a)
		17,521	(g)	$109,356
Loss on commodity cash flow hedges	(2,832)	—		(2,832)
Realized gain on other commodity derivative contracts	24,774	—		24,774
Unrealized loss on other commodity derivative contracts	(14,145)	—		(14,145)
Total revenues	93,154	23,999		117,153
Costs and Expenses
Lease operating expenses	18,471	845	(b)
		5,783	(h)	25,099
Depreciation, depletion, amortization and accretion	22,231	1,180	(c)
		5,933	(i)	29,344
Selling, general and administrative expenses	10,134	—		10,134
Production and other taxes	6,840	—		6,840
Total costs and expenses	57,676	13,741		71,417
Income from operations	35,478	10,258		45,736
Other expense
Interest income	1			1
Interest expense	(5,766)	(448	)(d)
		(1,855	)(j)	(8,069)
Realized loss on interest rate derivative contracts	(1,799)	—		(1,799)
Unrealized loss on interest rate derivative contracts	(349)	—		(349)
Loss on acquisition of oil and natural gas properties	(5,680)	5,680	(e)	—
Total other expense	(13,593)	3,377		(10,216)
Net income	$21,885	$13,635		$35,520
Net income per Common and Class B unit – basic & diluted	$1.00			$1.53
Weighted average units outstanding
Common units – basic	21,500	1,220	(f)	22,720
Common units – diluted	21,538	1,220	(f)	22,758
Class B units – basic & diluted	420			420

Vanguard's unaudited pro forma consolidated statements of operations include the following adjustments:
(a)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Parker Creek acquisition completed during 2010.
(b)	Represents the increase in lease operating expenses resulting from the Parker Creek acquisition completed during 2010.
(c)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Parker Creek acquisition completed during 2010.
(d)	Represents the pro forma interest expense related to borrowings under Vanguard's reserve-based credit facility to fund the Parker Creek acquisition completed during 2010.
(e)	Represents the nonrecurring loss on acquisition of natural gas and oil properties related to the Parker Creek acquisition completed during 2010.
(f)	Represents the pro forma adjustment for the Vanguard common units sold in connection with the funding of the Parker Creek acquisition completed during 2010.
(g)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Permian Basin acquisition completed during 2011.
(h)	Represents the increase in lease operating expenses resulting from the Permian Basin acquisition completed during 2011.
(i)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Permian Basin acquisition completed during 2011.
(j)	Represents the pro forma interest expense related to borrowings under Vanguard's and Encore's credit facilities to fund the Permian Basin acquisition completed during 2011.